Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Predictive Oncology Inc. of our report dated March 21, 2023, relating to the consolidated financial statements of Predictive Oncology Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

March 28, 2024